Exhibit 99.1

FOR IMMEDIATE RELEASE	For More Information Contact:
Mark A. Roberts
Executive Vice President & CFO
(413) 787-1700

UNITED FINANCIAL BANCORP REPORTS FIRST QUARTER 2011

EARNINGS OF $2.4 MILLION, OR $0.16 PER DILUTED SHARE;

DECLARES QUARTERLY DIVIDEND OF $0.08 PER SHARE

WEST SPRINGFIELD, MA— April 25, 2011—United Financial Bancorp, Inc. (the “Company”) (NASDAQ Global Select Market: UBNK), the holding company for United Bank (the “Bank”), reported net income of $2.4 million, or $0.16 per diluted share, for the first quarter of 2011 compared to net income of $1.8 million, or $0.11 per diluted share, for the corresponding period in 2010. Excluding expenses totaling $979,000 ($808,000 net of tax benefit) related to the acquisition of Commonwealth National Bank (“CNB”), net income would have been $2.6 million, or $0.16 per diluted share, for the first quarter of 2010.

“We are pleased with the results of our efforts to expand our franchise,” commented Richard B. Collins, President and Chief Executive Officer. “We believe that consistent growth in our loan, deposit and wealth management customer base will ultimately result in improved profitability. However, our current operating results reflect the challenges of a slowly improving economy and a very competitive local market.” Mr. Collins also remarked: “We are well positioned for the future given our healthy balance sheet, substantial capital base and strong liquidity level.”

Q1 2011 Earnings Summary

•

Net interest income decreased $705,000, or 5%, to $12.8 million for the first quarter of 2011 as a result of net interest margin compression, partially offset by higher average interest-earning assets. Net interest margin declined 34 basis points to 3.42% for the three months ended March 31, 2011 due to lower amortization of certain acquisition accounting adjustments ($402,000 in the first quarter of 2011 compared to $732,000 in the first quarter of 2010), the downward repricing of certain fixed rate loans and investments as a result of the lower interest rate environment and an increase in funds held in lower-yielding cash equivalents. These items were partially offset by lower funding costs. Total average interest-earning assets increased $59.7 million, or 4%, to $1.5 billion, mainly due to growth in investment securities and excess cash balances held at the Federal Reserve Bank.

•

Non-interest income increased $112,000, or 5%, to $2.1 million for the three months ended March 31, 2011 mainly driven by an increase of $102,000 or 74% in wealth management income as a result of growth in assets under management and annuity sales. The results were also impacted by lower gains from sales of loans and fee income on depositors’ accounts.

•

Non-interest expense decreased $1.1 million, or 9%, to $10.9 million for the first quarter of 2011 from $12.0 million in the same period last year. Excluding acquisition-related expenses totaling $979,000 in the first quarter of 2010, non-interest expense would have decreased $99,000, or 1%. Marketing expenses decreased $113,000, or 20%, reflecting the cost of promotional activities in 2010 to support the Bank’s entry into the Worcester market. FDIC premium expense decreased $85,000, or 20%, driven by a one-time adjustment in the first quarter of 2010 related to the CNB acquisition. Occupancy expenses decreased $83,000, or 9%, mainly due to the closing of the Bank’s Worcester operations center in 2010. Data processing expenses decreased $79,000, or 7%, largely attributable to one-time software setup expenses incurred during the first quarter of 2010. Other expenses decreased $50,000, or 3%, reflecting lower costs to operate the Worcester franchise as a result of integration efforts during the first quarter of 2010 and a one-time depreciation expense adjustment related to the CNB fixed assets conversion in 2010, partially offset by an operating loss from an investment in a low income housing tax credit fund. These favorable variances were partially offset by increases in salaries and benefits and professional services. Salaries and benefits expense increased $191,000, or 3%, mainly reflecting annual wage adjustments and new employees hired to support and facilitate the growth of the Company. Professional services expenses increased $120,000, or 22%, in connection with expanded consulting and legal costs primarily driven by the timing of loan review and annual meeting activities.

•

Income taxes decreased $268,000, or 26%, to $763,000 for the first quarter of 2011 from $1.0 million in the same period last year primarily due to a lower effective tax rate. The effective tax rate decreased from 37% in the first quarter of 2010 to 24% for the first quarter of 2011 largely as a result of tax credits from an investment in a low income housing fund and an increase in tax exempt municipal investment income in 2011.

Balance Sheet Activity

•	Total assets increased $14.8 million, or 1%, to $1.6 billion at March 31, 2011 reflecting solid loan growth partially offset by the declining cash balances.

•	Cash and cash equivalents decreased $10.5 million, or 13%, to $72.5 million at March 31, 2011 reflecting the use of excess cash to paydown maturing FHLB advances in the first quarter of 2011.

•	Total loans increased by $22.9 million, or 2%, to $1.1 billion at March 31, 2011 primarily due to increased residential mortgage origination activity in the first quarter of 2011.

•

Total deposits increased $30.6 million, or 3%, to $1.2 billion at March 31, 2011 reflecting growth of $43.3 million, or 6%, in core account balances, partially offset by a decrease of $12.7 million, or 3%, in certificates of deposit. The growth in core account balances was driven by strong demand in all categories, particularly savings accounts. Core deposit balances were $723.9 million, or 62% of total deposits, at March 31, 2011 compared to $680.7 million, or 60% of total deposits, at December 31, 2010.

•	Short- term borrowings and long-term debt decreased $2.1 million and $11.8 million, respectively, mainly due to the use of excess cash balances to pay down FHLB advances.

Credit Quality & Reserve Coverage

•

Non-performing assets totaled $9.8 million, or 0.62% of total assets, at March 31, 2011 compared to $11.0 million, or 0.69% of total assets, at December 31, 2010. Total non-performing assets at March 31, 2011 no longer include a $3.5 million troubled debt restructure loan as the customer has been current on new payments for more than one year.

•

At March 31, 2011, the ratio of the allowance for loan losses to total loans was 0.95% compared to 0.93% at December 31, 2010. Excluding the impact of loans acquired from CNB and other financial institutions totaling $199.8 million at March 31, 2011 and $231.2 million at December 31, 2010, the ratio of the allowance for loan losses to total loans would have been 1.17% at March 31, 2011 and 1.18% at December 31, 2010. Net charge-offs totaled $327,000, or 0.12% of average loans outstanding, for the three months ended March 31, 2011 as compared to net charge-offs of $304,000, or 0.11% of average loans outstanding, for the same period in 2010.

Capital and Liquidity

The Company remains well capitalized with a tangible equity-to-tangible assets ratio of 13.51% at March 31, 2011. At March 31, 2011 the Company continued to have considerable liquidity including significant unused borrowing capacity at the Federal Home Loan Bank and the Federal Reserve Bank as well as access to funding through the repurchase agreement and brokered deposit markets.

United Financial Bancorp, Inc. is a publicly owned corporation and the holding company for United Bank, a federally chartered bank headquartered at 95 Elm Street, West Springfield, MA 01090. The Company’s common stock is traded on the NASDAQ Global Select Market under the symbol UBNK. As of March 31, 2011, the Company had total consolidated assets of $1.6 billion. United Bank provides an array of financial products and services through its 16 branch offices and two express drive-up branches in the Springfield region of Western Massachusetts and six branches in the Worcester region of Central Massachusetts. The bank also operates a loan production office located in Beverly, Massachusetts. Through its Wealth Management Group, the Bank offers access to a wide range of investment and insurance products and services, as well as financial, estate and retirement strategies and products. For more information regarding the Bank’s products and services and for United Financial Bancorp, Inc. investor relations information please visit www.bankatunited.com or on Facebook at facebook.com/bankatunited.

Except for the historical information contained in this press release, the matters discussed may be deemed to be forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties, including changes in economic conditions in the Company’s market area, changes in policies by regulatory agencies, fluctuations in interest rates, demand for loans in the Company’s market area, competition, and other risks detailed from time to time in the Company’s SEC reports. Actual strategies and results in future periods may differ materially from those currently expected. These forward-looking statements represent the Company’s judgment as of the date of this release. The Company disclaims, however, any intent or obligation to update these forward-looking statements.

UNITED FINANCIAL BANCORP, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CONDITION

(Dollars in thousands, except par value amounts)

	March 31, 2011	December 31, 2010	March 31, 2010
	(unaudited)	(audited)	(unaudited)
Assets
Cash and cash equivalents	$72,539	$83,069	$21,667
Short-term investments	—	—	1,100
Investment securities	339,609	338,327	296,541
Loans held for sale	583	—	—

Loans:
Residential mortgages	317,307	295,721	328,140
Commercial mortgages	429,949	427,994	413,118
Construction loans	30,512	27,553	49,082
Commercial loans	165,607	165,335	151,270
Home equity loans	135,625	138,290	136,652
Consumer loans	18,001	19,218	22,825

Total loans	1,097,001	1,074,111	1,101,087

Net deferred loan costs and fees	2,043	2,073	2,353
Allowance for loan losses	(10,468)	(9,987)	(9,610)

Loans, net	1,088,576	1,066,197	1,093,830

Federal Home Loan Bank of Boston stock, at cost	15,365	15,365	15,365
Other real estate owned	1,480	1,536	1,976
Deferred tax asset, net	10,821	11,029	11,214
Premises and equipment, net	15,746	15,565	15,808
Bank-owned life insurance	29,474	29,180	28,793
Goodwill	8,192	8,192	7,717
Other intangible assets	1,031	975	1,036
Other assets	16,309	15,442	17,636

Total assets	$1,599,725	$1,584,877	$1,512,683

Liabilities and Stockholders’ Equity

Deposits:
Demand	$181,208	$175,996	$161,107
NOW	42,117	40,922	39,338
Savings	227,069	203,165	165,946
Money market	273,536	260,573	231,222
Certificates of deposit	449,981	462,645	467,579

Total deposits	1,173,911	1,143,301	1,065,192

Short-term borrowings	18,900	21,029	22,062
Long-term debt	161,461	173,307	180,136
Subordinated debentures	5,471	5,448	5,380
Escrow funds held for borrowers	2,194	1,899	2,143
Due to broker	—	3,002	—
Capitalized lease obligations	4,978	5,011	5,109
Accrued expenses and other liabilities	8,758	9,304	8,429

Total liabilities	1,375,673	1,362,301	1,288,451

Stockholders’ Equity:
Preferred stock, par value $0.01 per share, authorized 50,000,000 shares; none issued	—	—	—
Common stock, par value $0.01 per share; authorized 100,000,000 shares; shares issued: 18,706,933 at March 31, 2011, December 31, 2010 and March 31, 2010	187	187	187
Additional paid-in capital	180,926	180,322	178,422
Retained earnings	84,128	82,899	78,117
Unearned compensation	(10,578)	(10,750)	(11,268)
Accumulated other comprehensive income, net of taxes	4,512	4,858	4,977
Treasury stock, at cost (2,610,898 shares at March 31, 2011, 2,597,827 shares at December 31, 2010 and 1,962,971 shares at March 31, 2010)	(35,123)	(34,940)	(26,203)

Total stockholders’ equity	224,052	222,576	224,232

Total liabilities and stockholders’ equity	$1,599,725	$1,584,877	$1,512,683

UNITED FINANCIAL BANCORP, INC. AND SUBSIDIARY

CONSOLIDATED INCOME STATEMENTS

(Amounts in thousands, except per share amounts)

	Three Months Ended March 31,
	2011	2010
	(unaudited)
Interest and dividend income:
Loans	$14,487	$15,457
Investments	3,191	3,292
Other interest-earning assets	40	8

Total interest and dividend income	17,718	18,757

Interest expense:
Deposits	3,297	3,375
Borrowings	1,630	1,886

Total interest expense	4,927	5,261

Net interest income before provision for loan losses	12,791	13,496

Provision for loan losses	808	733

Net interest income after provision for loan losses	11,983	12,763

Non-interest income:
Net gain on sales of loans	23	88
Net gains on sales of securities	1	—
Impairment charges on securities	—	(145)
Fee income on depositors’ accounts	1,292	1,371
Wealth management income	240	138
Income from bank-owned life insurance	331	346
Other income	262	239

Total non-interest income	2,149	2,037

Non-interest expense:
Salaries and benefits	6,269	6,078
Occupancy expenses	844	927
Marketing expenses	447	560
Data processing expenses	988	1,067
Professional fees	661	541
Acquisition related expenses	—	979
FDIC insurance assessments	330	415
Other expenses	1,401	1,451

Total non-interest expense	10,940	12,018

Income before income taxes	3,192	2,782

Income tax expense	763	1,031

Net income	$2,429	$1,751

Earnings per share:
Basic	$0.16	$0.11
Diluted	$0.16	$0.11

Weighted average shares outstanding:
Basic	15,014	15,619
Diluted	15,259	15,663

UNITED FINANCIAL BANCORP, INC. AND SUBSIDIARY

SELECTED DATA AND RATIOS (unaudited)

(Dollars in thousands, except per share amounts)

	At or For The Quarters Ended
	Mar. 31 2011		Dec. 31 2010		Sep. 30 2010		Jun. 30 2010		Mar. 31 2010
Operating Results:
Net interest income	$12,791		$12,961		$13,167		$13,287		$13,496
Loan loss provision	808		352		750		450		733
Non-interest income	2,149		2,357		2,103		2,219		2,037
Non-interest expense	10,940		10,736		10,456		10,631	(1)	12,018	(1)
Net income	2,429		2,671		2,677		2,933		1,751

Performance Ratios (annualized):
Return on average assets	0.62%		0.69%		0.70%		0.77%		0.46	%(2)
Return on average equity	4.36%		4.80%		4.80%		5.24%		3.12	%(2)
Net interest margin	3.42%		3.53%		3.64%		3.69%		3.76%
Non-interest income to average total assets	0.54%		0.61%		0.55%		0.58%		0.53%
Non-interest expense to average total assets	2.77%		2.76%		2.73%		2.79	%(3)	3.14	%(3)
Efficiency ratio (4)	73.34%		70.86%		68.58%		69.05	%(3)	77.09	%(3)

Per Share Data:
Diluted earnings per share	$0.16		$0.18		$0.18		$0.19		$0.11
Book Value Per Share	$13.92		$13.82		$13.73		$13.64		$13.39
Tangible book value per share	$13.35	(5)	$13.25	(5)	$13.18	(5)	$13.10	(5)	$12.87	(5)
Market price at period end	$16.51		$15.27		$13.51		$13.65		$13.98

Risk Profile
Equity as a percentage of assets	14.01%		14.04%		14.37%		14.44%		14.82%
Tangible equity as a percentage of tangible assets	13.51	%(5)	13.54	%(5)	13.87	%(5)	13.95	%(5)	14.33	%(5)
Net charge-offs to average loans outstanding (annualized)	0.12%		0.11%		0.19%		0.12%		0.11%
Non-performing assets as a percent of total assets	0.62%		0.69%		0.83%		1.20%		1.22%
Non-performing loans as a percent of total loans, gross	0.76%		0.88%		1.06%		1.19%		1.49%
Allowance for loan losses as a percent of total loans, gross	0.95	%(6)	0.93	%(6)	0.90	%(6)	0.89	%(6)	0.87	%(6)
Allowance for loan losses as a percent of non-performing loans	125.20	%(7)	105.86	%(7)	85.30	%(7)	74.58	%(7)	58.38	%(7)

Average Balances
Loans	$1,090,796		$1,091,756		$1,091,859		$1,100,409		$1,112,329
Securities	341,804		310,024		298,335		294,849		302,916
Total interest-earning assets	1,493,946		1,470,127		1,447,147		1,439,677		1,434,256
Total assets	1,579,048		1,555,266		1,533,489		1,526,154		1,529,209
Deposits	1,145,296		1,115,775		1,095,764		1,084,885		1,038,374
FHLBB advances	147,880		153,965		155,987		158,333		202,644
Stockholders’ Equity	223,067		222,749		222,995		223,928		224,786

Average Yields/Rates (annualized)
Loans	5.31%		5.60%		5.64%		5.60%		5.56%
Securities	3.73%		3.68%		3.98%		4.24%		4.35%
Total interest-earning assets	4.74%		4.94%		5.08%		5.15%		5.23%

Savings accounts	0.77%		0.87%		0.86%		0.96%		0.93%
Money market/NOW accounts	0.71%		0.84%		0.86%		0.87%		0.81%
Certificates of deposit	2.06%		2.16%		2.21%		2.14%		2.12%
FHLBB advances	3.52%		3.62%		3.61%		3.57%		3.06%
Total interest-bearing liabilities	1.68%		1.83%		1.85%		1.86%		1.85%

(1)	Includes acquisition-related expenses totaling $169,000 and $979,000 for the quarters ended June and March 2010, respectively.
(2)	Excluding acquisition-related expenses totaling $808,000 (after tax) for the quarter ended March 2010, the return on average assets would have been 0.67% and average equity would have been 4.55%.
(3)	Excluding acquisition-related expenses totaling $169,000 and $979,000 for the quarters ended June and March 2010, respectively, non-interest expense to average total assets would have been 2.74% and 2.89% and the efficiency ratio would have been 67.95% and 70.81%, respectively.
(4)	Excludes gains/losses on sales of securities and loans and impairment charges on securities.
(5)	Excludes the impact of goodwill and other intangible assets of $9.2 million at March 2011 and at December 2010, $9.0 million at September 2010 and $8.8 million at June and March 2010.
(6)	Excluding acquired loans of $178.7 million, $209.8 million, $219.9 million, $228.8 million and $240.5 million and loans purchased from other financial institutions of $21.1 million, $21.4 million, $21.8 million, $22.1 million and $22.4 million at March 2011 and December, September, June and March 2010, respectively, allowance for loan losses as a percent of total loans, gross would have been 1.17% for the quarter ended March 2011, 1.18% for the quarter ended December 2010, 1.16% for the quarter ended September 2010 and 1.15% for the quarters ended June and March 2010.
(7)	Excluding non-performing acquired loans of $125,000 at March 2011, $163,000 at December 2010, $2.4 million at September 2010 and $2.7 million at June and March 2010, allowance for loan losses as a percent of non-performing loans would have been 127.10%, 107.72%, 107.49%, 93.67% and 69.76%, respectively.